Exhibit 3.2

FORM OF

AMENDED AND RESTATED BY-LAWS

OF

ROCKWOOD HOLDINGS, INC.

A Delaware Corporation

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.  Place and Time of Meetings. An annual meeting of the stockholders shall be held each year within one hundred fifty (150) days after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the chief executive officer of the Corporation; provided, however, that if the chief executive officer does not act, the board of directors shall determine the date, time and place of such meeting.

Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made, subject to the Stockholders Agreement (as defined in the Corporation’s Certificate of Incorporation) with respect to nominations of persons for election to the board of directors, at an annual meeting of the stockholders (1) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of Article I of these by-laws, (2) by or at the direction of the Chairman of the Board or (3) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in the third paragraph of this Section 1 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding anything in this paragraph to the contrary, if the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

Section 2.  Special Meetings. Special meetings of stockholders may be called by the chairman of the board of directors, the chief executive officer or the board of directors for any purpose and may be held at such time and place, within or outside the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

Section 3.  Place of Meetings. The chief executive officer may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4.  Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the Corporation.

Section 5.  Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.  Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation or these by-laws. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place in the manner provided by Section 7 of this Article until a quorum shall be so present or represented.

Section 7.  Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at some other place. When a meeting is adjourned to another time and place, except as provided in the following sentence, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8.  Vote Required. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  In all other matters, when a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provision of an applicable law or of the Certificate of Incorporation or these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.  Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware as from time to time in effect including any successor provisions of law (the “DGCL”) or by the Certificate of Incorporation of the Corporation or any amendments thereof and subject to Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.  Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 11.  Organization. Meetings of the stockholders shall be presided over by the chairman of the board, if any, or in the absence of the chairman of the board, by a chairman designated by the board of directors, or in the absence of such designation, by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 12.  Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE II

DIRECTORS

Section 1.  General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the Certificate of Incorporation or these by-laws.

Section 2.  Number, Election and Term of Office. The board of directors of the Corporation shall consist of not less than three and not more than fifteen directors, the exact number to be fixed exclusively by the board of directors pursuant to a resolution adopted by a majority of the board of directors. The directors shall be elected as provided in the Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, subject, however, to prior resignation, retirement, disqualification or removal from office.

Section 3.  Removal and Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the chairman, the chief executive officer or to the secretary of the Corporation.  The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Unless otherwise provided by the Stockholders Agreement, any director may be removed only for cause by the affirmative vote of holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting as a single class; provided, however, if at any time the Sponsors (as defined in the Certificate of Incorporation) no longer are the beneficial owners of at least a majority in voting power of all shares entitled to vote in the election of directors, then, any director may be removed only for cause by the affirmative vote of holders of at least 80 percent in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting as a single class, and the vacancy on the board of directors caused by any such removal may be filled in accordance with the Certificate of Incorporation and the Stockholders Agreement.

Section 4.  Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation and the Stockholders Agreement.

Section 5.  Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.  Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place within or outside the State of Delaware as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be held at any time or place within or outside the State of Delaware whenever called by or at the request of the Chairman of the Board, any two directors, the chief executive officer or the president on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, by facsimile or e-mail.

Section 7.  Quorum, Required Vote and Adjournment. At all meetings of the board of directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the Certificate of Incorporation or these by-laws shall require a vote of a greater number. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.  Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

Section 9.  Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 10.  Waiver of Notice. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 11.  Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 12.  Organization. Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in the absence of the chairman of the board by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 13.  Compensation. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a chief executive officer, which shall also be the president of the Corporation for purposes of these by-laws and under the DGCL, a senior vice president and chief financial officer, a senior vice president, law & administration, a secretary, and a treasurer, and such other additional officers with such titles as the board of directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the board of directors.  Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices.  All officers shall be subject to the supervision and direction of the board of directors.  The authority, duties or responsibilities of any officer of the Corporation may be suspended by the chief executive officer with or without cause.  Any officer elected or appointed by the board of directors may be removed by the board of directors with or without cause.

ARTICLE IV

CERTIFICATES OF STOCK

Section 1.  Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chief executive officer, the president, or a vice-president and by the secretary or any assistant secretary of the Corporation or the treasurer or assistant treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is manually signed by one officer or manually countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, any other signatures on the certificate may be facsimiles. In case any officer or officers or transfer agent or registrar who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation or such transfer agent or registrar whether because of death, resignation or otherwise before such certificate or certificates have been issued and delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation or such transfer agent or registrar. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2.  Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.  Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 4.  Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.  Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the DGCL or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Section 6.  Fixing a Record Date for Dividend or Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 7.  Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

ARTICLE V

INDEMNIFICATION

The Corporation shall indemnify directors, officers and employees of the Corporation as specified in the Corporation’s charter. In addition, to the fullest extent permitted by the DGCL, the Corporation shall indemnify any current or former director, officer or employee of the Corporation and may, at the discretion of the board of directors, indemnify any current or former agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE VI

GENERAL PROVISIONS

Section 1.  Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the board of directors.

Section 2.  Corporate Seal. The board of directors may provide a corporate seal which shall be in such form as may be approved from time to time by the board of directors of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3.  Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 4.  Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted by the board of directors. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not, subject to the Certificate of Incorporation, divest the stockholders of the same powers.